UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Series B Preferred Stock

On March 10, 2017, Connecture, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Francisco Partners IV, L.P., Francisco Partners IV-A, L.P. (collectively, “Francisco Partners”) and Chrysalis Ventures II, L.P. (“Chrysalis” and collectively with Francisco Partners, the “Investors”), pursuant to which the Company issued and sold as of such date (the “Closing”) to the Investors an aggregate of 17,500 shares of the Company’s newly created Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $17,500,000 (the “Financing”).

Under the terms of the Investment Agreement, the Series B Preferred Stock issued and purchased in the Financing, and the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”), were issued in a transaction not involving any public offering and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). However, in connection with the Closing of the Financing, the Company entered into an Investor Rights Agreement with the Investors (the “Investor Rights Agreement”) whereby the Company granted the Investors rights with respect to registration of the Series B Preferred Stock and the Conversion Shares.

Each of the material agreements relating to the Financing is summarized below.

The terms of the Financing were negotiated by a special committee of independent directors of the Board.  In addition, because Ezra Perlman, a member of the Company’s Board of Directors (the “Board”), is a Co-President of the managing companies of Francisco Partners and David A. Jones, Jr., the chairman of the Board, is a member of the general partner of Chrysalis, the Financing constituted a related party transaction and was reviewed and approved by the Audit Committee of the Board.

Investment Agreement

As described above, on March 10, 2017, the Company and the Investors entered into the Investment Agreement, pursuant to which the Company sold and issued to the Investors, and the Investors purchased from the Company, 17,500 shares of newly designated Series B Preferred Stock at a purchase price of $1,000 per share. The Investment Agreement contained customary representations and warranties by the Company.  The Investment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investment Agreement is qualified in its entirety by reference to Exhibit 10.1.

Certificate of Designations

Immediately prior to the Closing on March 10, 2017, the Company filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Certificate of Designations, 17,500 shares of the Company’s preferred stock were designated as Series B Preferred Stock. The shares of Series B Preferred Stock, among other things:

•

have a stated value of $1,000.00 (the “Stated Value”) and a conversion price of $1.91 (the consolidated closing bid price of a share of Common Stock on the Nasdaq Global Market as of March 9, 2017 and immediately prior to the Closing), subject to certain customary adjustments;

•	will be convertible into such number of shares of Common Stock equal to the Stated Value plus all accrued and unpaid dividends thereon, divided by the conversion price then in effect;

•	will be entitled to vote with the Common Stock on an as-converted basis;

•

will be entitled to dividends at the annual rate of 15.0% (which will increase in certain circumstances, but in no event will be more than 20.0% annually), payable quarterly in kind; provided that the Company may elect to pay such dividends in cash following the second anniversary of the Closing;

•

upon any liquidation, will be entitled to receive, on a pari passu basis with the Company’s existing Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and prior to any payments in respect of the Common Stock, an amount equal to (a) the greater of (i) the Stated Value and (ii) such amount as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to a liquidation plus (b) any accrued but unpaid dividends on the Series B Preferred Stock;

•

will be required to approve the following actions by the Company upon the vote of a majority of the outstanding shares of Series B Preferred Stock: (a) any amendment or alteration of the rights, powers or preferences of the Series B Preferred Stock, (b) any amendment or alteration of the Company’s Certificate of Incorporation in a manner that would adversely affect the Investors’ ability to transfer their securities or convert their Series B Preferred stock into Common Stock, (c) any authorization or creation of any class of stock ranking as to dividends, redemption or distribution of assets upon certain liquidation events, senior to, or otherwise pari passu with, the Series B Preferred Stock, (d) any declaration or payment of any dividend or distribution on any securities ranking junior to the Series B Preferred Stock, (e) the incurrence of any indebtedness for borrowed money by the Company, other than indebtedness (i) incurred in the ordinary course of business or (ii) procured from secured lenders of the Company holding outstanding indebtedness of the Company as of the date of Closing in an aggregate amount not to exceed the maximum authorized amount of credit available pursuant to the terms of the credit agreement with such secured lenders as in effect on the date of Closing, or (f) entering into any agreement with respect to any of the foregoing;

•

beginning on the second anniversary of the Closing, may be forced by the Company to convert into shares of Common Stock if the closing price of the Common Stock is at least 175% of the then-applicable conversion price of the Series B Preferred Stock for 45 consecutive trading days when there was a minimum average trading volume of at least 75,000 shares for 40 of such 45 trading days; and

•

will be redeemable (i) at the option of the Investors after May 2, 2023, (ii) at the option of the Investors in the event of a Fundamental Change (as that term is defined in the Certificate of Designations) of the Company, or (iii) at the option of the Company in the event of a Fundamental Change.

The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Certificate of Designations is qualified in its entirety by reference to Exhibit 3.1.

Investor Rights Agreement

In connection with the execution of the Investment Agreement, at Closing, the Company entered into an Investor Rights Agreement with the Investors, granting the Investors the right to require the Company to file with the Securities and Exchange Commission a registration statement to register for resale the Investors’ shares of Series B Preferred Stock and any Conversion Shares (collectively, the “Registrable Securities”). The Investors were granted the right to request three underwritten offerings per year and were granted unlimited “piggy-back” registration rights with respect to the Registrable Securities. The obligation to register the Registrable Securities continues until those securities have been sold by the holders of the registration rights, may be sold without limitation under Rule 144 or, in the case of the Series B Preferred Stock, have been redeemed.

The Investor Rights Agreement also provides that for so long as Francisco Partners owns at least 10% of the aggregate shares of Series B Preferred Stock, Series A Preferred Stock and Common Stock (collectively, the “Securities”) that it held as of the Closing, it can: (i) for so long as it holds at least 5% of the aggregate outstanding Securities of the Company (on an as-converted basis) designate a proportionate share of the Board based upon its percentage ownership of the Company’s outstanding Securities on an as-converted basis, rounded up to the nearest whole director, which designees shall be entitled to serve on each committee of the Board, subject to applicable legal and Nasdaq requirements, and (ii) if no director designated by Francisco Partners is serving on the Board, designate one Board observer.   As of the Closing, Francisco Partners held, on an as-converted basis, approximately 56% of the Company’s outstanding Securities.

In connection with Francisco Partners’ rights with respect to the designation of directors, a new committee of the Board (the “Investor Committee”) was formed as of the Closing, which Investor Committee has the sole authority to effect the exercise of Francisco Partners’ rights with respect to the designation of directors by increasing the size of the Board and appointing directors designated by Francisco Partners to fill vacancies on the Board and committees thereof.  Only directors designated by Francisco Partners will serve on the Investor Committee, which as of the Closing consists solely of Ezra Perlman.  In addition, as of the Closing, the size of the Board was increased from seven to eight directors, with the eighth seat initially vacant and to be filled by a Francisco Partners designated director appointed to the Board by the Investor Committee.  The rights granted to Francisco Partners with respect to the designation of directors supersede all similar prior rights granted to Francisco Partners pursuant to the Investor Rights Agreement entered into as of May 2, 2016 in connection with the closing of the issuance of the Series A Preferred Stock.

The Investor Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investment Agreement is qualified in its entirety by reference to Exhibit 4.1.

Credit Facility Amendment

On March 10, 2017, the Company and its wholly owned subsidiary, DestinationRx, Inc., (collectively the “Borrowers”) entered into Amendment No. 2 to the Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent for the lenders named therein (the “Agent”).

The Amendment amended the Borrowers’ existing Amended and Restated Credit Agreement with the Agent, dated June 8, 2016, (the “Amended Credit Facility”), to among other things (i) defer scheduled Term Loan principal repayments until March 31, 2018, at which time quarterly principal repayments of $1.3 million will resume through March 31, 2021; (ii) replace the existing covenants with (a) a trailing twelve month covenant of negative $12.0 million as of December 31, 2016 and a quarterly building EBITDA covenant through December 31, 2017 and a trailing twelve month EBITDA from March 31, 2018 forward, as defined in the Amendment, and (b) a minimum liquidity requirement of $1.5 million at all times from March 1, 2017 through March 31, 2018, and

$15.0 million thereafter; and (iii) provide for an incremental 2.50% per annum paid-in-kind interest on all obligations from March 10, 2017 through the maturity date, which shall increase the outstanding principal balance of the Term Loan.

The Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Amendment is qualified in its entirety by reference to Exhibit 10.2.

Item 2.02	Results of Operations and Financial Condition

On March 14, 2017, the Company issued a press release regarding its financial results for the fourth quarter and fiscal year ended December 31, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished in this Current Report under Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series B Preferred Stock to the Investors at the Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or in connection with any distribution thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. At the Closing, Francisco Partners paid an aggregate of $16.5 million for its shares of Series B Preferred Stock. Prior to the Closing, Francisco Partners beneficially owned approximately 44% of the Company’s voting securities and was entitled to designate one member of the Board.  Immediately following the Closing, Francisco Partners beneficially owned approximately 56% of the Company’s voting securities as set forth above and had the right to designate a proportional share of the Board.  As a result, a change in control of the Company may be deemed to have occurred.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information about the Certificate of Designations contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

As noted above, in connection with the Closing, the Board approved an increase in the size of the Board from seven to eight directors, with the newly created seat initially remaining vacant.  In addition, the Board formed the Investor Committee, with the authority and responsibility to, among other items, fill the newly created vacancy on the Board.  An additional Current Report on Form 8-K will be filed if and when such vacancy is filled. The charter of the Investor Committee adopted by the Board in connection with the Closing is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock

4.1	Investor Rights Agreement dated March 10, 2017, among the Company and the Investors

10.1	Investment Agreement dated March 10, 2017, among the Company and the Investors

10.2

Amendment No. 2 to the Amended and Restated Credit Agreement, dated March 10, 2017, among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, the Company and DestinationRx, Inc.

99.1	Press Release dated March 14, 2017

99.2	Charter of the Investor Committee of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: March 14, 2017	/s/ Vincent E. Estrada
Vincent E. Estrada Chief Financial Officer